EXHIBIT 6


                             DISTRIBUTION AGREEMENT



         AGREEMENT, made as of March 15, 1995 between THE MATTERHORN GROWTH FUND, INC., a Maryland corporation (the "Fund"), and CUMBERLAND BROKERAGE CORPORATION (the "Distributor")

         WHEREAS, the Fund is an open-end, non-diversified, management type investment company registered as such under the Investment Company Act of 1940 (the "1940 Act");

         WHEREAS, Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act"); and

         WHEREAS, the Fund desires to retain Distributor as its co- distributor to provide for the sale and distribution of the shares of the Fund's Common Stock ("Shares"), and Distributor is willing to furnish such services;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, it is agreed between the Fund and Distributor as follows:

         1. Appointment. The Fund hereby appoints Distributor as the co-distributor of Fund Shares which may from time to time be registered under the Securities Act of 1933 (the "1933 Act") for the period and on the terms set forth in this Agreement. Distributor hereby accepts such appointment and agrees to render the services herein set forth.

         2. Duties as Distributor. Except as otherwise provided herein, the Fund agrees to sell Shares (whether authorized but unissued or treasury shares, in the Fund's sole discretion) through Distributor, as the Fund's agent, and to deliver Shares which Distributor orders from the Fund and for which Distributor has received and confirmed unconditional purchase orders, subject to the following:

         (a) Distributor may sell and distribute Shares in such manner not inconsistent with the provisions hereof as Distributor may determine from time to time; provided, however, that Distributor shall comply with all laws, rules and regulations applicable to it, including, without limitation, all applicable rules or regulations under the 1940 Act and of any securities association registered under the 1934 Act.



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         (b) All sales  literature  and  advertisements  used by  Distributor in connection with the sale of the Fund's Shares shall be subject to the approval of the Fund.

         (c) All purchase orders from Distributor shall be subject to acceptance and confirmation by the Fund; provided, however, that no Shares shall be sold through Distributor or by the Fund under this Agreement and no purchase orders shall be confirmed or accepted by the Fund if and so long as the Fund's Registration Statement shall not be effective under the 1933 Act.

         (d) The Fund's Board of Directors or, upon authority from the Board, the Fund's officers, at any time such action is deemed advisable, may suspend or terminate sales of Fund Shares, give Distributor notice of such suspension or termination, and decline to accept or confirm any purchase orders for or make any sales of Shares under this Agreement until such time as may be deemed advisable.

         (e) The Fund may from time to time set upper and lower limits on the number of Shares for which a purchaser may subscribe and may limit sales of Shares to then existing stockholders.

         (f) Distributor may from time to time, at its own expense, employ or associate with itself such persons or entities as it believes necessary to assist it in carrying out its obligation sunder this Agreement.

         3. Offering Price. All Shares offered for sale and sold by Distributor shall be offered for sale and sold by Distributor at an amount equal to the net asset value per share next determined after the receipt by the Fund's transfer agent, by Distributor, or by any dealer with whom Distributor has entered into a selling agreement, of a purchase order for Shares, without any sales charge.

         The Fund shall determine and promptly furnish to Distributor a statement of the offering price at such times and with such frequency as the Board of Directors of the Fund from time to time shall specify. Each offering price shall become effective at that time and shall remain in effect during the period specified in the statement.

         Purchases of Shares shall be made for full and fractional Shares.

         4. Certificates for Shares. If certificates for shares are requested by the purchaser, they shall be delivered as promptly as practicable. Ownership of Shares sold hereunder shall be registered in such names and denominations as are specified in writing to the Fund or to its agent designated for the purpose.



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         5.  Expenses;   Compensation.   During  the  term  of  this  Agreement,
Distributor shall bear the expenses incurred in connection with (i) the qualification of Distributor as dealer or broker under Federal or state laws,
(ii) the prospectuses delivered by it, other than to stockholders of the Fund, and (iii) all sales and promotional literature and advertising used by Distributor in connection with the offering of Shares for sale to the public.

         The Fund shall pay all of its expenses, including those incurred in connection with (i) the preparation, printing and distribution to stockholders of the Fund's prospectus and reports and other communications to stockholders,
(ii) registration of its Shares under the 1933 Act, (iii) qualification of its Shares in those jurisdictions designated by Distributor, (iv) qualification of the Fund as a broker or dealer under the laws of any jurisdiction designated by Distributor, if Distributor determines that such qualification is necessary or desirable to facilitate the sales of Fund Shares, (v) maintaining facilities by the Fund under this Agreement, and (vii) any taxes applicable to the sale or delivery of Shares or certificates therefor.

         6. Indemnification. The Fund agrees to indemnify and hold harmless Distributor and each officer and director of Distributor and each person who controls Distributor within the meaning of Section 15 of the 1933 Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, under the 1940 Act, under any other statute, at common law or otherwise, and to reimburse the Distributor and such officers, directors and other persons for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them or any of them in connection with investigating or defending any such losses, claims, damages or liabilities arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement covering the Shares filed under the 1933 Act or the prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not apply to any such losses, claims, damages or liabilities arising out of, or based upon, any such untrue statement or alleged untrue statement or omission or alleged omission which was made in reliance upon information furnished in writing to the Fund by or on behalf of Distributor for inclusion in the Registration Statement or the prospectus. Nothing herein contained shall, however, be deemed to protect or purport to protect Distributor against any liability to the Fund or its stockholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the reckless disregard by Distributor of its obligations and duties under this Agreement.



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         (b)  Distributor  agrees to indemnify and hold  harmless the Fund,  its directors and officers and each person who controls the Fund within the meaning of Section 15 of the 1933 Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1940 Act, or under any other statute, at common law or otherwise, and to reimburse the Fund, its directors, officers and each such controlling person for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them or any of them in connection with investigating or defending against any such losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of Distributor for inclusion in the Registration Statement or the prospectus.

         7. Duration and Termination. (a) This Agreement shall become effective and the term hereof shall commence as of the date hereof. Unless sooner terminated as provided herein, or otherwise by law, this Agreement shall continue in force until the date of the next annual meeting of shareholders of the Fund or until the second anniversary of the execution hereof, whichever is sooner, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Directors of the Fund, including a majority of the Fund's directors who are not interested persons (as defined in the 1940 Act) of Distributor, or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund and a majority of those directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of Distributor.

         (b) This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

         (c) This Agreement may be terminated by either party at any time, without the payment of any penalty, upon sixty days written notice to the other party, except that the Fund may terminate this Agreement under this Section 7(c) only if such termination is authorized by resolution of its Board of Directors or by vote of a majority of its outstanding voting securities (as defined in the 1940 Act).

         (d) The indemnification provisions contained in Section 6 above shall remain operative and in full force and effect regardless of any termination hereof, it being understood, however, that such


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provisions  only apply to acts and events which occur while this agreement is in effect.

         8. Providing of Information. (a) With respect to the services rendered hereunder by it in connection with the offering or sale of Shares, Distributor agrees to supply to the Fund such information as it may possess and as the Fund may require in order to meet the reporting or registration requirements of the Securities and Exchange Commission (the "Commission") and any other governmental agency or body.

         (b) The Fund agrees to supply Distributor with copies of all documents and instruments filed with the Commission. The Fund hereby authorizes Distributor and its agents and registered representatives and any registered dealer entering into a selling agreement with Distributor to use the prospectus in connection with the distribution and sale of Shares.

         9. Governing Law. This Agreement shall be governed by the laws of the State of New York and may be executed in several counterparts, each of which shall be deemed an original against any person by whom it is manually signed, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.



                                          THE MATTERHORN GROWTH FUND, INC.


                                          By
                                             -----------------------------------


                                          CUMBERLAND BROKERAGE CORPORATION


                                          By
                                             -----------------------------------
                                                    President





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